CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit 10.1

DEVELOPMENT AND SUPPLY AGREEMENT

THIS DEVELOPMENT AND SUPPLY AGREEMENT (this “Agreement”) is made as of this 26th day of March, 2009 (the “Effective Date”) by and between MediciNova, Inc., having a principal place of business at 4350 La Jolla Village Drive, Suite 950, San Diego, California 92122 (“MediciNova”) and Hospira Worldwide, Inc., having a principal place of business at 275 North Field Drive, Lake Forest, Illinois 60045 (“Hospira”).

WITNESSETH:

WHEREAS, MediciNova has rights to develop and commercialize the compound MN-221, a highly-selective ß2-adrenergic receptor agonist, and wishes to develop and market MN-221 in Hospira’s ADD-Vantage® Drug Delivery System (as further defined herein);

WHEREAS, MediciNova and Hospira desire that Hospira assist MediciNova in the development and commercialization of Products; and

WHEREAS, after MediciNova has received an approved New Drug Application from the U.S. Food and Drug Administration (the “FDA”) or a corresponding new drug approval in the Territory, the parties desire that Hospira manufacture and sell to MediciNova its full requirements of Products in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, MediciNova and Hospira agree as follows.

Article 1     DEFINITIONS

The following words and phrases when used herein with capital letters shall have the meanings set forth or referenced below:

1.1 “API” shall mean the active pharmaceutical ingredient referred to as MN-221 in bulk form that MediciNova shall deliver to Hospira for incorporation into the Products (as hereinafter defined) and meeting the applicable Active Pharmaceutical Ingredient Specifications (as hereinafter defined).

1.2 “API Specifications” shall mean the detailed description and parameters of the API set forth on Exhibit 1.2, as may be amended from time to time by MediciNova.

1.3 “ADD-Vantage® Drug Delivery System” shall mean the ADD-Vantage® Vial and the ADD-Vantage® diluent container to be used in combination to deliver an intravenous dose of a drug contained in the ADD-Vantage® Vial.

1.4 “ADD-Vantage® Vial(s)” shall mean the drug vial designed and promoted by Hospira under Hospira trademarks (including the “ADD-Vantage” ® trademark) for the aseptic transfer of a drug from a vial into a compatible partial-fill, intravenous fluid container, more fully described in the Product Specifications.

1.5 “Affiliate” shall mean any corporation or non-corporate business entity which controls, is controlled by, or is under common control with a party to this Agreement at any time during the term of this Agreement. A corporation or non-corporate business entity shall be regarded as in control of another corporation or non-corporate business entity if it owns, or directly or indirectly controls, in excess of fifty percent (50%) of the voting stock or membership interests of the other entity or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or non-corporate business entity, as applicable.

1.6 “Applicable Law” shall mean all applicable laws, rules, regulations, guidelines, and standards including, without limitation, ICH guidelines, cGMPs and those relating to the environment, food or drugs and occupational health and safety, including all enforced or promulgated by the FDA, [***] and any relevant Regulatory Authority in the Territory.

1.7 “cGMP” shall mean the current good manufacturing practices required by the FDA and set forth in the United States Federal Food, Drug and Cosmetic Act or FDA regulations (including, without limitation, 21 C.F.R. Part 210 and Part 211), policies or guidelines in effect at any time during the term of this Agreement for the manufacture and testing of pharmaceutical products as applied to the Products, and all corresponding requirements of the [***] and of each other applicable Regulatory Authority, including, without limitation, relevant ICH manufacturing guidelines.

1.8 “Commercialization Year” shall mean a period of twelve (12) consecutive months which, for the first Commercialization Year of this Agreement, shall commence on the first day of the month after the month of MediciNova’s first bona fide commercial sale (“Product Launch”) of Products to a non-Affiliate customer after the Products have received an approved NDA from the FDA or [***] and each Commercialization Year thereafter shall consist of twelve (12) consecutive months following the end of the preceding Commercialization Year.

1.9 “Confidential Information” shall mean the proprietary and confidential information of a party disclosed under this Agreement, part of a prior disclosure, or developed hereunder, except any portion thereof which:

(a) is known to the recipient at the time of the disclosure, as evidenced by its written records or other competent evidence;

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(b) is disclosed to the recipient by a third person lawfully in possession of such information and not under an obligation of nondisclosure;

(c) is published or generally known to the public, either before or after the date of disclosure through no act or omission on the part of the recipient;

(d) is developed by or for the recipient independently of Confidential Information disclosed hereunder as evidenced by the recipient’s written records or other competent evidence; or

(e) is required by law to be disclosed by the recipient, to defend or prosecute litigation or to comply with governmental regulations, provided that the recipient gives the other party hereto prompt prior written notice of such legal requirement, such that such other party shall have the opportunity to apply for confidential treatment of such Confidential Information, and reasonably cooperates therewith. The confidential information of MediciNova will be deemed to include all information concerning the MNOV Project IP and the terms and existence of this Agreement, as well as all information relating to the API.

1.10 “Hospira IP” shall mean (i) Hospira’s rights and interests in and to issued patents and pending patent applications without limitation to any country, including, without limitation, all provisional applications, substitutions, continuations, continuations-in-part, divisionals, and renewals, all letters patent granted thereon, and all re-issues, re-examinations and extensions thereof, and supplemental protection certificates relating thereto whether owned solely or jointly by Hospira or under which Hospira has or later obtains rights that permit Hospira to grant sublicenses, which relate to [***]; (ii) [***]; and (iii) any Improvements to the foregoing.

1.11 “ICH” shall mean International Conference on Harmonisation.

1.12 “Improvements” shall mean any and all new developments by a party in connection with this Agreement, including, but not limited to, with respect to Hospira IP, [***] and, with respect to MediciNova IP, [***].

1.13 “MediciNova IP” shall mean: (i) MediciNova’s rights and interests in and to issued patents and pending patent applications without limitation to any country, including, without limitation, all provisional applications, substitutions, continuations, continuations-in-part, divisionals, and renewals, all letters patent granted thereon, and all re-issues, re-examinations and extensions thereof, and supplemental protection certificates relating thereto whether owned solely or jointly by MediciNova, which relate to [***]; (ii) [***]; and (iii) any Improvements to the foregoing.

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

1.14 New ADD-Vantage® Drug Delivery System” shall mean a changed Hospira drug delivery system that: [***].

1.15 “NDA” shall mean New Drug Application filed with the FDA guidelines for a Product.

1.16 [***].

1.17 “Product” or “Products” shall mean the dosage form(s) of the API (as defined herein) processed, filled, finished, labeled, packaged and inspected by Hospira in ADD-Vantage® Vials (as defined herein) and supplied to MediciNova as either an individual vial (“Vial Product”) or in kit form with a 250mL 5% dextrose solution in an ADD-Vantage® diluent container (each, a “Kit”). For purposes of clarification, Hospira shall manufacture the Products exclusively for MediciNova.

1.18 “Product Placebo” shall mean a form of the Product intended for human use and manufactured fully in accordance with the Product Specifications, but without the inclusion of the API. For purposes of this Agreement, the terms “Product” and “Products” shall include Product Placebo unless the context specifically requires otherwise.

1.19 “Product Specifications” shall mean those product, labeling and performance specifications for the Products filed with the FDA, [***] or other appropriate Regulatory Authorities, including Product formulae, labeling, and materials required for the manufacture of the Products that are to be purchased and supplied under this Agreement, as such are set forth on Exhibit 1.19, which specifications may be amended from time to time by the written agreement of the parties, which agreement will not be unreasonably withheld.

1.20 “Product Supply Commitment” shall have the meaning provided in Section 6.1.

1.21 “Purchase Order” shall mean written orders from MediciNova to Hospira, which shall specify: (a) the quantity of Products ordered; (b) delivery dates; and (c) delivery destinations.

1.22 “Regulatory Authority” shall mean, with respect to the Territory, any federal, state or local or international regulatory agency, department, bureau or other governmental entity including without limitation the FDA and [***], which is responsible for issuing approvals, licenses, registrations or authorizations necessary for the manufacture, use, storage, import, transport or sale of the Products in the Territory.

1.23 “Specially Regulated Waste” shall mean any hazardous waste, toxic waste, medical waste, nuclear waste, mixed waste, or other waste materials or by-products, including waste water, which is subject to or requires special handling, treatment, storage, or disposal under any federal, state or local laws or regulations intended to address such types of waste materials that arise from the manufacture of the Products and is solely attributable to the API.

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

1.24 “Technology” shall mean and include any and all unpatented proprietary ideas, inventions, patents, patent applications, discoveries, Confidential Information, trade secrets, biologic materials, data, results, formulae, designs, specifications, methods, processes, formulations, techniques, ideas, know-how, technical information (including, without limitation, structural and functional information), process information, pre-clinical information, clinical information, and any and all proprietary biological, chemical, pharmacological, toxicological, pre-clinical, clinical, assay, control, manufacturing data and materials.

1.25 “Territory” shall mean [***].

1.26 “Third Party” shall mean a party other than Hospira or MediciNova and their respective Affiliates.

1.27 “Waste” shall mean all waste, rejects, improper goods, garbage, refuse, remainder, residue, waste water or other discarded material, including solid, liquid, semisolid, or contained gaseous material that arises from the manufacture of the Products, including but not limited to, rejected, excess or unsuitable materials, API and Products, all to the extent solely attributable to the API. The term Waste shall not include any Specially Regulated Waste.

Article 2     PRODUCT DEVELOPMENT PROJECT

2.1 General. In accordance with a Letter of Intent dated [***] (the “LOI”) which has expired as of the date hereof, the parties have undertaken a Product development project (the “Project”) consisting of certain of the development activities set forth in Exhibit 2.1. The objective of the Project shall be for Hospira to assist in the development of the Products and to assist MediciNova in obtaining an approved NDA (and/or foreign equivalents) covering the Products. The parties acknowledge and agree that all such development work referred to in Exhibit 2.1 and all payments relating thereto, shall be subject to the terms and conditions of this Agreement. Upon completion of the Project, Hospira shall manufacture and deliver the Products to MediciNova for ultimate commercial sale by MediciNova as a human pharmaceutical product, as herein provided. Hospira shall otherwise manufacture and deliver clinical Products as ordered by MediciNova.

2.2 Commercially Reasonable Efforts. Each party shall use its commercially reasonable efforts to successfully complete the Project [***]. However, the parties agree and understand that neither party hereto [***], provided such agreement and understanding will not in any way lessen either party’s obligations to fulfill its duties hereunder.

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Article 3     PAYMENT FOR HOSPIRA’S DEVELOPMENT EFFORTS

3.1 Development Fee. To reimburse Hospira for the development work related to the Project, MediciNova shall pay to Hospira development fees set forth in Exhibit 2.1 (the “Development Fee”). The Development Fee shall be paid to Hospira in accordance with the payment schedule set forth in Exhibit 3.1.

3.2 Changes in Project Scope. If changes occur in the Project or the Product Specifications or if technical difficulties require that Hospira perform either additional work or repeat work, the parties shall consult and agree to execute written amendments to the scope of work. Each amendment shall detail the requested changes to the applicable tasks, responsibilities, duties, budgets, timelines or other matters relating to scope of work for this Agreement. Hospira shall provide MediciNova with cost estimates for such work. If MediciNova approves in writing such amendment and estimated costs, Hospira shall perform such work and, if such changes or technical difficulties are not attributable to Hospira’s acts or omissions, MediciNova shall pay the agreed-upon additional costs for such work within thirty (30) days of completion of such work. Hospira’s estimate of the costs for such additional work or repeat work shall be based on the full time equivalent rates for Hospira personnel (“FTE Rates”) as set forth in Exhibit 3.2, plus out-of-pocket costs for reasonable travel and sustenance, materials and supplies, or such other costs agreed by the parties prior to the commencement of the additional work or repeat work.

3.3 Development Supplies. After MediciNova selects its final Product formulations, concentration, and fill volume and the parties mutually agree to the final Product Specifications, such agreement of Hospira not to be unreasonably withheld, Hospira will provide to MediciNova all development supplies of Products ordered by MediciNova at the prices set forth on Exhibit 5.8. MediciNova shall issue a purchase order for any such development supplies at least [***] before the required delivery date.

Article 4     MEDICINOVA’S REGULATORY SUBMISSIONS

4.1 Regulatory Approvals. MediciNova will advise Hospira of all document requirements in support of its NDA, [***] and similar applications required by relevant Regulatory Authorities, including amendments, license applications, supplements and maintenance of the same. Hospira shall comply with all reasonable requests of MediciNova in providing appropriate documentation and will assist MediciNova in preparation of submissions to Regulatory Authorities designated by MediciNova in support of MediciNova’s regulatory submissions in the Territory. All regulatory submission preparation currently to be performed by Hospira for MediciNova is specified in Exhibit 2.1.

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

4.2 Review. Hospira shall have the right to review and consult on those specific portions of MediciNova’s proposed regulatory submissions directly relating to Hospira’s packaging or manufacturing procedures before the submissions are filed with appropriate Regulatory Authorities. Hospira shall complete its review of the submissions within sixty (60) days for submissions in English, or within ninety (90) days for submissions not in English, after receipt of a proposed regulatory submission. Hospira shall consult with and advise MediciNova in responding to questions from Regulatory Authorities regarding MediciNova’s submission(s) for the Products, as well as provide all reasonable assistance requested by MediciNova in connection with the writing, filing, prosecution and maintenance of its regulatory filings. MediciNova shall be the sole owner of any regulatory submission filed pursuant to this Agreement. MediciNova shall provide to Hospira for its files a final copy of those specific portions of MediciNova’s proposed regulatory submissions directly relating to Hospira’s development work, manufacturing procedures or other activities under this Agreement of any such regulatory submission(s).

4.3 Expansion of the Territory/International Filings. In the event that MediciNova decides to pursue the expansion of the Territory beyond [***], Hospira shall fully cooperate with all relevant support that it can reasonably provide for such expansion including, without limitation, regulatory support for filings, packaging and product development, labeling, and inspections. MediciNova agrees that all such activities will be paid for by MediciNova at rates to be agreed by the Parties, which rates shall reasonably reflect pricing charged to its other customers for similar services. [***]. MediciNova shall own and be fully responsible for all regulatory filings for countries for any such expanded Territory, provided that if Hospira believes that it or its customers might realize some strategic or commercial benefit or advantage from such filings, the Parties may agree in writing that Hospira will defray a portion of the costs for the expansion of the Territory.

4.4 Access to Drug Master Files. Hospira hereby grants MediciNova reference rights to all Drug Master Files (“DMFs”) necessary to support MediciNova’s applications for marketing authorizations of the Products. To effect this, Hospira shall execute all documentation helpful or required for reference (“Letters of Authorization”) which shall be delivered to the appropriate Regulatory Authorities permitting such Regulatory Authorities to reference Hospira’s DMFs in their review of MediciNova’s Product marketing applications. Hospira shall send copies of such Authorization Letters to MediciNova. Hospira shall update its DMFs annually and shall inform MediciNova prior to any modifications thereto in order to permit MediciNova to amend or supplement any affected regulatory applications and filings for the Products.

4.5 User Fees. MediciNova shall pay any FDA (or foreign equivalent, if applicable) user fees which may become payable for the Products.

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Article 5     MANUFACTURE AND SUPPLY OF PRODUCTS

5.1 Purchase and Sale of Products. Pursuant to the terms and conditions of this Agreement and for the duration of this Agreement, Hospira shall manufacture, sell and deliver to MediciNova its total worldwide requirements for the Products and MediciNova shall purchase and take delivery of its total worldwide requirements of Products exclusively from Hospira.

5.2 Obligation to Manufacture. Hospira guarantees to MediciNova that for [***] from the Effective Date (the “Guarantee Period”) it will supply to MediciNova Product using the ADD-Vantage® Drug Delivery System (whether as Vial Product or Kits) and it will not cease production of the Product utilizing the ADD-Vantage® Drug Delivery System during the Guarantee Period. [***].

5.3 New ADD-Vantage® Drug Delivery System.

(a) Subject to Hospira’s obligation to manufacture Product for the Guarantee Period, which shall not be altered in any way by this Section 5.3, if during the term of this Agreement, Hospira develops and commercializes a New ADD-Vantage® Drug Delivery System and desires to discontinue manufacture of the Products as part of an overall determination to discontinue manufacturing of the ADD-Vantage® Drug Delivery System, Hospira agrees to give MediciNova no less than [***] written notice prior to such determination. In connection therewith, Hospira grants to MediciNova [***].

(b) If (i) [***]; (ii) [***]; or (iii) [***], then MediciNova shall have, at its option, the right to terminate this Agreement upon [***] written notice to Hospira or to have Hospira continue to manufacture the Products for MediciNova for so long as Hospira continues to manufacture the ADD-Vantage® Drug Delivery System.

5.4 Government Approvals. Notwithstanding any other provision of this Agreement, Hospira shall have no obligation to manufacture, sell or deliver Products to MediciNova and MediciNova shall have no obligation to purchase and take delivery of the Products for commercial sale in a specific country until MediciNova has obtained all necessary Regulatory Authorities’ approvals required to sell the Products in such country. However, Hospira agrees to manufacture and supply those quantities of the Products requested in Purchase Orders by MediciNova that are helpful or reasonably necessary for development of each Product and to build MediciNova’s inventory in anticipation of commercial launch of the Products and [***].

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

5.5 API.

(a) Supply. Hospira shall manufacture the Products for MediciNova from API that MediciNova shall supply to Hospira at no cost, unless Hospira is responsible for the supply of replacement API (whether in bulk or Product form) in accordance with Section 5.5(e) below. MediciNova shall supply API to Hospira in quantities sufficient to satisfy Hospira’s gross manufacturing requirements of the Products on a schedule agreed by the parties. At no time will MediciNova be required to provide Hospira more than [***]. Hospira shall use the API received from MediciNova only for the development work contemplated by this Agreement and the manufacture of the Products for MediciNova. MediciNova shall deliver the API [***] to Hospira’s manufacturing facility, pursuant to no-cost purchase orders that Hospira issues to MediciNova. Within thirty (30) days of Hospira’s receipt of any API supplied by MediciNova hereunder, Hospira shall: (i) perform an identification test on the API and confirm the shipment quantity; and (ii) notify MediciNova of any inaccuracies with respect to quantity or of any claim that any portion of the shipment fails the identification test. In the event Hospira notifies MediciNova of any deficiency in the quantity of API received, [***]. In the event Hospira notifies MediciNova that the API shipment does not conform to the API Specifications, MediciNova shall have the right to confirm such findings at Hospira’s manufacturing location or a sample will be sent to MediciNova for testing if requested by MediciNova. If MediciNova determines that such shipment of API conformed to the API Specifications, the parties shall submit samples of such shipment to a mutually acceptable independent laboratory for testing. If such independent laboratory determines that the shipment conformed to the API Specifications, Hospira shall bear all expenses of shipping and testing such shipment samples. If MediciNova or such independent laboratory confirms that such shipment did not meet the API Specifications, MediciNova shall replace, at no cost to Hospira, the portion of the API shipment which does not conform to the API Specifications and bear all expenses of shipping and testing the shipment samples.

(b) API Title. MediciNova shall retain title to the API at all times. Subject to the limitation in Section 5.5(e), risk of loss or damage to the API shall remain with Hospira while the API is in its control; provided, however, that all quantities of API have been properly shipped to Hospira and that MediciNova has fully disclosed to Hospira all conditions reasonably necessary for the safe handling, storage, use and disposal of the API.

(c) Specified Uses. Hospira agrees that the API shall: (i) only be used as specified in writing by MediciNova and not for any other purpose; (ii) only be made accessible to those employees of Hospira who need access in order to carry out the manufacturing of the Products; (iii) be used in compliance at all times with all Applicable Laws; (iv) be carefully secured and not be transferred to any Affiliate or third party without the explicit prior written consent of MediciNova; (v) not be reverse engineered; and (vi) not be subjected to testing procedures, except as specified in this Agreement or otherwise agreed in writing by the parties.

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(d) Records. Hospira shall maintain detailed records of the location and use of the API while it is in its possession and shall provide MediciNova a reasonable accounting of the same upon request.

(e) Replacement. In the event of any loss or damage of any API delivered hereunder or the failure of the Products to meet Product Specifications, MediciNova shall supply to Hospira at no cost replacement API according to the terms set forth in Section 5.5(a), [***].

5.6 Dedicated Equipment Costs. If non-standard, specialized equipment (including, but not limited to specialized equipment to manufacture Products) is required to manufacture the Products for MediciNova, Hospira shall pay the cost of such equipment subject to MediciNova’s prior approval of such costs. Hospira shall advise MediciNova of specialized equipment that is unique to and required for the Project and the manufacture of the Products and the estimated costs associated with the purchase, installation and validation of such equipment. After MediciNova approves such costs, Hospira shall install and validate the equipment and bill MediciNova for the associated costs. MediciNova shall make payment to Hospira no later than thirty (30) days after MediciNova receives an invoice from Hospira. Title to the equipment shall be in MediciNova’s name. All such equipment paid for by MediciNova shall be owned solely by MediciNova; provided, however, that such equipment shall remain at Hospira’s [***] facility (or such other Hospira facility mutually agreed to by the parties) and shall be available for Hospira’s use solely in connection with the manufacture of Products for MediciNova. Hospira shall not use such equipment for any other purpose, shall not transfer such equipment to any third party or other location, shall not purport to convey or grant to any third party an interest in such equipment and shall not take any action inconsistent with MediciNova’s ownership of such equipment. During the term of this Agreement, Hospira shall be responsible for maintaining, servicing and insuring such equipment to the same extent and in the same manner as Hospira maintains services and insures its own equipment. Hospira shall maintain appropriate records regarding the use, maintenance and service of such equipment. If Hospira wishes to use the specialized equipment for manufacture of products other than the Products for MediciNova, Hospira shall promptly notify MediciNova, and Hospira and MediciNova shall meet and discuss the technical and practical ramifications of such use and appropriate compensation to MediciNova, provided MediciNova may withhold its consent for such use in its sole discretion.

5.7 Product Labeling. Hospira shall label the Products in accordance with label copy that MediciNova provides. Such copy may be modified from time to time by MediciNova. MediciNova shall reimburse Hospira for Hospira’s actual costs of making any label copy changes and for the reasonable agreed cost of any labeling that Hospira is unable to use due to such label copy changes.

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

5.8 Off-Site Waste. If necessary, Hospira shall hire, direct and pay all reasonable agreed costs for a waste contractor to remove all Waste from Hospira’s manufacturing facility for the Products consistent with the Products’ Material Safety Data Sheets (“MSDS”). The reasonable, agreed costs associated with the removal of Specially Regulated Waste shall be borne by MediciNova. Hospira shall only dispose of Specially Regulated Waste at sites and through waste management vendors that have been approved in writing by MediciNova, whose approval shall not be withheld unreasonably. Hospira shall document the destruction of any Specially Regulated Waste in writing and provide copies of such written documentation to an authorized representative of MediciNova. MediciNova maintains the right, but not the obligation, to witness the actual disposal of Specially Regulated Waste. MediciNova shall, upon request by Hospira, provide the MSDS for the API and the MSDS for the Products to Hospira. All other costs for waste disposal shall be Hospira’s.

5.9 Delivery. Hospira shall deliver the Products to MediciNova, [***]. Risk of loss over the Products shall pass to MediciNova at the time when they are made available to MediciNova’s designated carrier at Hospira’s facility loading dock. Shipment shall be via a carrier designated by MediciNova. For shipments to destinations outside the United States, MediciNova shall be the exporter of record. [***].

5.10 Price and Payment.

(a) Price. Hospira shall invoice MediciNova for the Products delivered by Hospira at the prices set forth on Exhibit 5.8. Prices are firm through [***]. Beginning [***] and on each succeeding [***] during the term hereof, prices may be increased by Hospira. Price increases shall be effective for deliveries beginning [***] of each calendar year. Such increases shall not exceed the lesser of (i) [***]; and (ii) [***].

(b) Payment. Hospira shall invoice MediciNova upon shipment of the Products following release by Hospira’s Quality Assurance department in accordance with the Quality Agreement. MediciNova shall make payment net thirty (30) days from the date of receipt of Hospira’s invoice.

(c) Taxes. Any federal, state, county or municipal sales or use tax, excise, customs charges, duties or similar charge, or any other tax assessment (other than that assessed against income), license, fee or other charge lawfully assessed or charged on the purchase by MediciNova of the Products sold pursuant to this Agreement shall be paid by MediciNova.

(d) Process Rework. Process rework created as a result of MediciNova’s changes shall be billed separately at a reasonable fee mutually agreed upon in writing. Reprocess work required as a result of Hospira’s acts or omissions shall be without charge, upon the request of MediciNova.

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(e) Sub-lots. Should MediciNova desire Hospira to split a manufacturing lot of the Products into several sub-lots during packaging, there will be a split fee of [***].

(f) Storage Fee. A storage fee shall be due and payable to Hospira if MediciNova stores Product at Hospira’s plant for more than two (2) weeks after Product’s final release; provided, that such release is made in accordance with MediciNova’s requested delivery dates for the Products. The fee shall be [***].

(g) Acceptance of Products/Replacement of Nonconforming Shipment. MediciNova shall have a period of [***] from the date of its receipt of a shipment of the Products to inspect and reject such shipment for nonconformance with the Product Specifications. If MediciNova rejects such shipment, it shall promptly so notify Hospira and provide to Hospira samples of such shipment for testing. If Hospira tests such shipment and determines that it did conform to the Product Specifications, the parties shall submit samples of such shipment to a mutually acceptable independent laboratory for testing. If such independent laboratory determines that the shipment conformed to the Product Specifications, MediciNova shall bear all expenses of shipping and testing such shipment samples. If Hospira or such independent laboratory confirms that such shipment did not meet the Product Specifications, Hospira shall replace, at no cost to MediciNova, that portion of a Product shipment which does not conform to the Product Specifications, and shall bear all expenses of shipping and testing the shipment samples. Any nonconforming portion of any shipment shall be destroyed as directed by Hospira, at Hospira’s expense. Any Products that MediciNova does not reject pursuant to this Section 5.10(g) shall be deemed accepted with respect to meeting Product Specifications, and all claims with respect to the Products not conforming with the Product Specifications shall be deemed waived by MediciNova, except as to latent defects which are not reasonably discoverable. MediciNova shall not be required to pay Hospira for any Product which has been finally rejected pursuant to this Section 5.10(g). Hospira shall replace all finally rejected Product at no additional cost to MediciNova as soon as reasonably possible after receipt of test results confirming nonconformance with the Product Specifications.

Article 6     ORDERS AND FORECASTS

6.1 [***] Product Supply Forecast. For the sake of clarity, the provisions of this Article 6 apply only to commercial Products and not to Products to be used in clinical trials. For capacity planning purposes, [***] prior to Product Launch, MediciNova shall provide Hospira with a written forecast of MediciNova’s total annual requirements of the Products for [***]. Thereafter, by [***] of each calendar year, MediciNova shall update such rolling [***] forecast of its requirements of the Products for the period commencing on [***]. Hospira shall provide a written confirmation of its receipt of the forecast and will allocate its annual capacity to manufacture the Products for MediciNova. Such forecast shall constitute Hospira’s Product supply commitment (“Product Supply Commitment”) for each of the calendar years covered by the forecast.

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

6.2 First Year Estimate. MediciNova shall, within [***] after submitting its NDA application for regulatory approval of Product, provide Hospira with a written estimate of MediciNova’s [***] requirements of the Products to be supplied by Hospira for the first Commercialization Year. Hospira acknowledges that such quantities are estimates only and are nonbinding.

6.3 First Order. Hospira and MediciNova shall cooperate fully in estimating and scheduling production for the first commercial order of Products to be placed by MediciNova with Hospira in anticipation of regulatory approval of the Products.

6.4 First Firm Order. MediciNova shall place its first firm order approximately [***] in advance of the anticipated Product regulatory approval date or desired Product availability date. At the same time, MediciNova shall provide to Hospira MediciNova’s estimate of its monthly requirements of the Products to be supplied by Hospira for the next succeeding [***].

6.5 Rolling Forecast. Thereafter, MediciNova shall provide quarterly to Hospira a rolling [***] forecast of requirements of the Products to be supplied by Hospira. The first [***] of such forecast shall constitute a binding commitment upon MediciNova to purchase such quantities and MediciNova shall issue, concurrently with such forecast, Purchase Orders for the [***] of that forecast which were not included in the firm order period of the previous forecast (“Firm Purchase Orders”). The remaining [***] of such forecast shall consist of MediciNova’s reasonable best estimate projection of its Product requirements for that period.

6.6 Purchase Orders.

(a) MediciNova shall submit each Purchase Order to Hospira at least [***] prior to the requested delivery date of the Products. Cumulative Purchase Orders with respect to any Firm Purchase Order period shall be not less than the amount of the Firm Purchase Order.

(b) Each Purchase Order or any acknowledgment thereof, whether printed, stamped, typed, or written shall be governed by the terms of this Agreement and none of the provisions of such purchase order or acknowledgment shall be applicable except those specifying Product and quantity ordered, delivery dates, special shipping instructions and invoice information.

(c) At all times during the term of this Agreement, Hospira shall use its commercially reasonable efforts to meet the delivery dates set forth in each Purchase Order. In the event that Hospira believes it may miss a delivery date in a purchase order submitted by MediciNova, Hospira shall promptly give MediciNova written notice of the same specifying in detail the reasons for the late delivery. In such case, Hospira may deliver Products up to fifteen (15) days following the specified delivery date.

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

6.7 Purchase Order Acceptance. As soon as practicable but no later than thirty (30) days after receipt of MediciNova’s Purchase Orders issued in accordance with Section 6.6, Hospira shall confirm to MediciNova its acceptance of the purchase order, delivery date and quantity of Product ordered by MediciNova. Notwithstanding anything to the contrary herein, Hospira may reject a Purchase Order only if it: (a) calls for the delivery of Product for which sufficient quantities of API have not been delivered or will not be delivered by MediciNova or its designee in accordance with Section 5.5(a) or such shorter time as otherwise reasonably required for manufacture; or (b) sets forth a delivery schedule that is inconsistent with Section 6.6(a).

6.8 Minimum Purchase Requirement. Beginning at the first Commercialization Year, MediciNova covenants to purchase from Hospira not less than [***] (the “Minimum Purchase Requirement”). [***].

6.9 Obligation to Supply Additional Product. Hospira shall be obligated to supply MediciNova up to [***] more Product than previously forecasted or ordered in Purchase Orders. Hospira shall not be obligated to supply additional quantities over and above the [***] excess; provided, however, that Hospira shall, until MediciNova’s orders in the aggregate reach the applicable annual Product Supply Commitment, use reasonable commercial efforts to produce and deliver to MediciNova said additional quantities above the [***] within [***] of issuance of the Purchase Orders for such additional quantities.

6.10 Firm Commercial Order Changes or Cancellations.

(a) If MediciNova requests changes to Purchase Orders of Products within the Purchase Order timeframe, Hospira shall attempt to accommodate the changes within reasonable manufacturing capabilities and efficiencies. If Hospira can accommodate such change, Hospira shall advise MediciNova of the costs associated with making any such change and MediciNova shall be deemed to have accepted the obligation to pay Hospira for such costs if MediciNova indicates in writing to Hospira that Hospira should proceed to make the change. If Hospira cannot accommodate such change, MediciNova shall be bound to the original Purchase Order.

(b) If MediciNova cancels a Firm Purchase Order, [***].

(c) If MediciNova does not supply sufficient API to manufacture such order, other than as a result of API loss due to the negligence, willful misconduct or breach of Hospira, [***]. Notwithstanding anything to the contrary contained herein, all Products paid for by MediciNova shall count toward the Minimum Purchase Requirement of the Products, including, without limitation, any payments made in the event of a cancellation.

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Article 7     QUALITY

7.1 Quality Control. Hospira shall apply its quality control procedures and in-plant quality control checks on the manufacture of the Products for MediciNova in the same manner as Hospira applies such procedures and checks to products bearing like qualities to the drug manufactured for sale by Hospira. In addition, Hospira will test and release the Products in accordance with the test methods described in Exhibit 7.1 to ensure that the Products conform to the Product Specifications. The parties may change the test methods from time to time by mutual agreement. Hospira shall provide for each lot of Product purchased pursuant to this Agreement a certificate of manufacturing compliance which will certify that the lot of Product was manufactured in accordance with the Product Specifications and cGMPs, as the same may be amended from time to time.

7.2 Quality Agreement. The parties shall enter into a quality agreement substantially in the form of the agreement attached hereto as Exhibit 7.2 within one-hundred and twenty (120) days following the Effective Date.

7.3 Audit Rights.

(a) MediciNova shall have the right, upon sixty (60) days prior written notice to Hospira, to conduct, at its expense and during normal business hours, a quality assurance audit and inspection of Hospira’s records and production facilities relating to the manufacturing, assembly and/or packaging of the Products. Except as provided in Section 7.3(b), such audits shall, assuming the full cooperation of Hospira, (a) be limited to not more than two (2) auditors appointed or representing MediciNova, (b) last for not more than two (2) days per facility and (c) may be conducted not more than one (1) time per calendar year. If MediciNova wishes to perform not-for-cause audits more often than once per year or over a period in excess of two (2) days, MediciNova shall pay Hospira [***]. Any auditors that are not employees of MediciNova shall be required to enter into confidentiality agreements with Hospira and MediciNova containing terms of confidentiality at least as stringent as those set forth in Article 11 hereof.

(b) MediciNova shall have the right to conduct additional audits in response to incidents/deviations associated with the manufacture/testing of the Products, given that a reasonable advanced notice is provided to Hospira. Visits by MediciNova to Hospira production facilities may involve the transfer of Confidential Information, and any such Confidential Information shall be subject to the terms of Article 11 hereof. The results of such audits and inspections shall be considered Confidential Information under Article 11 and shall not be disclosed to Third Parties, including, but not limited to, the FDA, unless required by law and only then upon prior written notice to Hospira, to the extent practicable.

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Hospira also agrees to allow the FDA or other relevant Regulatory Authorities to conduct any audit which the FDA or other relevant Regulatory Authorities require, and Hospira agrees to reasonably cooperate with the FDA and other Regulatory Authorities in connection with any such audit. In the event that any audit or inspection reveals that Hospira failed to meet cGMPs or the Product Specifications, Hospira will be responsible, at Hospira’s expense, for: (a) conducting an investigation to define the probable causes for the failure; (b) providing an acceptable cGMP investigation report to MediciNova for review; and (c) achieving compliance with cGMPs and the Product Specifications.

7.4 Notification of Inspection. In the event the FDA or other Regulatory Authority notifies Hospira that it intends to visit or inspect its facilities relating to the manufacture of Product or storage of API, the following shall apply: (a) Hospira shall immediately provide notice of such visit or inspection to MediciNova; (b) Hospira shall permit a representative of MediciNova to be present at the facility during such visit or inspection; (c) Hospira shall permit such representative of MediciNova to be present at, and participate in, each daily wrap up session for such inspection and the post-inspection wrap up session for such inspection; (d) Hospira promptly shall provide MediciNova with copies of all written materials, including, without limitation, copies of any Notice of Inspection (FDA Form 482), other notice of inspection, notice of violation, other similar notice or Inspectional Observations (FDA Form 483) received by Hospira relating to such inspection; and (e) Hospira shall provide MediciNova with advance copies of all proposed responses to any such inspections, notices or actions, shall permit MediciNova reasonable opportunity to review and comment on each such response, shall reasonably consider MediciNova’s reasonable comments thereon and shall provide MediciNova with copies of each such response as submitted. In addition, Hospira shall advise MediciNova immediately if an authorized agent of the FDA or other Regulatory Authority visits any Hospira facilities relating to the manufacture of Product or storage of API without prior notice. Hospira shall furnish to MediciNova the report by such agency of any such visit within thirty (30) days of Hospira’s receipt of such report.

7.5 Customer Representative in Plant.

(a) In addition to the audit rights stated in Section 7.3, MediciNova, at its own expense, shall have the right to appoint a technician to be assigned to each Hospira facility where any Product or component thereof is manufactured, assembled or packaged (“Customer Representative in Plant”) at such times and for such periods as, in the opinion of MediciNova, is necessary to monitor compliance with this Agreement, or to coordinate and advise on the proper manufacture of the Products by Hospira. While at the Hospira facility, the Person in the Plant shall have access solely to such areas of the Hospira facility in accordance with Hospira’s Customer Representative in Plant guidelines that are: (i) reasonably related

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

to the manufacture of the Product; (ii) food- service areas; (iii) designated office space as may be allocated to the Customer Representative in Plant by Hospira; (iv) public areas within the facility; or (v) as otherwise authorized by Hospira. The Customer Representative in Plant shall comply with all applicable Hospira policies and procedures (including without limitation all Hospira security policies and procedures and the Customer Representative in Plant guidelines) as provided to MediciNova in writing. MediciNova hereby represents that any and all of its employees visiting the Hospira facility shall be bound by terms of confidentiality no less restrictive than those set forth in Article 11. In accordance with Hospira’s Customer Representative in Plant guidelines, any MediciNova Customer Representative in Plant must be escorted at all times when in manufacturing areas of the Hospira facility.

(b) With respect to any Customer Representative in Plant, Hospira shall provide at no cost to MediciNova: (i) an on-site office; (ii) a conference room (if necessary for meetings), access to which shall be available per the scheduling process used by Hospira employees; (iii) parking facilities and toilet facilities; as well as (iv) reasonable access to and use of telephone, facsimile and photocopying services necessary to perform any activities relating to the manufacturing, storage and/or quality testing of the Product at each Hospira facility.

7.6 Notification of Complaints. MediciNova shall notify Hospira promptly of any Product complaints involving Hospira’s manufacture or packaging in sufficient time to allow Hospira to evaluate the complaints and assist MediciNova in responding to such complaints.

7.7 Product Recalls. In the event: (a) any Regulatory Authority or other national government authority issues a request, directive or order that the Products be recalled; (b) a court of competent jurisdiction orders such a recall or withdrawal; or (c) MediciNova or Hospira reasonably determines that the Products should be recalled or withdrawn, the parties shall take all appropriate corrective actions, and shall cooperate in any governmental investigations surrounding the recall. In the event that such recall results from the breach of Hospira’s express warranties under this Agreement or its negligence or willful misconduct, Hospira shall be responsible for promptly replacing the quantity of Products that were recalled at no cost to MediciNova or reimbursing MediciNova for the total cost of the Products that were recalled. In addition, Hospira shall be responsible for [***]. To the extent that the recall does not result from the breach of Hospira’s express warranties under this Agreement, or its negligence or willful misconduct, MediciNova shall be responsible for the expenses of the recall and Hospira will have no obligation to replace recalled Products.

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Article 8     WARRANTIES; COVENANTS AND INDEMNIFICATION

8.1 MediciNova’s Warranties.

(a) MediciNova represents and warrants to Hospira that all API delivered to Hospira pursuant to this Agreement shall, at the time of delivery, not be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended, (the “Act”) or within the meaning of any applicable state or municipal law in which the definitions of adulteration and misbranding are substantially the same as those contained in the Act, as the Act and such laws are constituted and effective at the time of delivery and will not be an article which may not under the provisions of Sections 404 and 505 of the Act be introduced into interstate commerce.

(b) MediciNova further warrants to Hospira that API supplied to Hospira hereunder shall meet the API Specifications set forth on Exhibit 1.2.

(c) MediciNova further warrants that all specifications, including API Specifications and Product Specifications, that MediciNova provides to Hospira shall conform to the NDA or foreign equivalents that MediciNova files with the appropriate Regulatory Authorities.

(d) MediciNova further represents and warrants to Hospira that MediciNova’s performance of its obligations under this Agreement will not result in a material violation or breach of any agreement, contract, commitment or obligation to which MediciNova is a party or by which it is bound and will not conflict with or constitute a default under its corporate charter or bylaws.

(e) MediciNova further represents and warrants that it will not sell the Products into any jurisdiction for ultimate commercial use by end users in that jurisdiction unless and until it receives the necessary Regulatory Authority approvals for such sale.

8.2 Hospira’s Warranties and Covenants.

(a) Hospira represents and warrants to MediciNova that the Products Hospira delivers to MediciNova pursuant to this Agreement shall: (i) at the time of delivery, not be adulterated or misbranded within the meaning of the Act or within the meaning of any applicable state or municipal law in which the definitions of adulteration and misbranding are substantially the same as those contained in the Act, as the Act and such laws are constituted and effective at the time of delivery; (ii) will be an article which may under the provisions of Sections 404 and 505 of the Act be introduced into interstate commerce; and (iii) for Vial Products, have at the date of delivery an expiry date of not less than [***], assuming [***] of total shelf life, and [***] assuming [***] of total shelf life; and (iv) for Kits, have at the date of delivery an expiry date of not less than [***], assuming [***] of total shelf life for the ADD-Vantage diluent container.

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(b) Hospira further represents and warrants to MediciNova that the Products Hospira delivers to MediciNova pursuant to this Agreement shall, at the time of delivery, be free from defects in material and workmanship and shall have been manufactured: (i) in accordance and conformity with the Product Specifications; and (ii) in compliance with all Applicable Law.

(c) Hospira further represents and warrants to MediciNova that Hospira’s performance of its obligations under this Agreement will not result in a material violation or breach of any agreement, contract, commitment or obligation to which Hospira or its Affiliates is a party or by which it is bound and will not conflict with or constitute a default under its Certificate of Incorporation or corporate bylaws. Hospira shall obtain and maintain all licenses and permits useful or necessary in order to meet its obligations hereunder.

(d) The foregoing warranties shall not extend to any nonconformity or defect to the extent that such nonconformity or defect relates to or is caused by API as supplied by MediciNova to Hospira.

(e) Hospira further represents and warrants that it shall perform all obligations hereunder in compliance with all Applicable Laws, Hospira’s standard operating procedures, and consistently high standards of workmanship and professionalism. With respect to Product delivered hereunder, Hospira has, and shall have, all the rights necessary to manufacture and sell as part of the Product the ADD-Vantage® Drug Delivery System components.

(f) EXCEPT AS SET FORTH IN THIS AGREEMENT, HOSPIRA MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS. ALL OTHER WARRANTIES, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY DISCLAIMED BY HOSPIRA, PROVIDED THE FOREGOING IN NO WAY LESSENS THE FORCE, COVERAGE OR EFFECT OF ANY WARRANTY SET FORTH IN THIS AGREEMENT.

8.3 Mutual Warranties – Debarment. Each party hereby certifies it does not and shall not employ, contract with or retain any person directly or indirectly to perform any of its obligations relating to this Agreement if such person is debarred under 21 U.S.C. 335a (a) or (b) or other equivalent laws, rules, regulations or standards of any other jurisdiction. Upon written request of a party, the other party shall, within ten (10) business days, provide written confirmation that it has complied with the foregoing obligation. Each party agrees to promptly disclose in writing to the other party if any employee or agent is debarred, or if any action or investigation is pending or, to the best of its knowledge, threatened, relating to the debarment of it or any person performing services related to this Agreement.

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

8.4 Indemnification by Hospira. Hospira shall indemnify, defend and hold harmless MediciNova, its Affiliates, officers, directors and employees from and against all claims, causes of action, suits, costs and expenses (including reasonable attorney’s fees), losses or liabilities of any kind related to this Agreement and asserted by third parties to the extent such claims arise out of or are attributable to: (a) Hospira’s breach of this Agreement; (b) the ADD-Vantage® Drug Delivery System; (c) any violation of any proprietary right of any Third Party relating to Hospira’s manufacturing processes or the ADD-Vantage® Drug Delivery System; or (d) any negligent or wrongful act or omission on the part of Hospira, its employees, agents or representatives or any latent defect in the Products to the extent attributable to Hospira.

8.5 Indemnification by MediciNova. MediciNova shall indemnify, defend and hold harmless Hospira, its Affiliates, officers, directors and employees from and against all claims, causes of action, suits, costs and expenses (including reasonable attorney’s fees), losses or liabilities of any kind related to this Agreement and asserted by third parties to the extent such claims arise out of or are attributable to: (a) MediciNova’s breach of this Agreement; (b) any violation of any proprietary right of any Third Party relating to the API Specifications or the composition of API; (c) the use of or lack of safety or efficacy of the API as supplied by MediciNova; or (d) any negligent or wrongful act or omission on the part of MediciNova, its employees, agents or representatives.

8.6 Conditions of Indemnification. If either party seeks indemnification from the other hereunder, it shall promptly give notice to the other party of any such claim or suit threatened, made or filed against it which forms the basis for such claim of indemnification and shall cooperate fully with the other party in the investigation and defense of all such claims or suits. The indemnifying party shall have the option to assume the other party’s defense in any such claim or suit with counsel reasonably satisfactory to the other party. No settlement or compromise shall be binding on a party hereto without its prior written consent, such consent not to be unreasonably withheld.

8.7 No Consequential Damages. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES RESULTING FROM ANY BREACH OF THIS AGREEMENT EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, PROVIDED THE FOREGOING SHALL NOT APPLY TO LOSSES RELATED TO THIRD PARTY CLAIMS; BREACHES OR ARTICLES 9 OR 11; OR WILLFUL MISCONDUCT, GROSS NEGLIGENCE OR FRAUD.

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Article 9     INTELLECTUAL PROPERTY RIGHTS

9.1 Grant License. Hospira hereby grants to MediciNova an exclusive license under the Hospira IP and the Hospira marks to test, have tested, develop, have developed, market, have marketed, promote, have promoted, sell, have sold, use, and have used the Products supplied by Hospira to MediciNova in accordance with this Agreement. MediciNova shall not use any Hospira IP and the Hospira marks, except as authorized by Hospira hereunder.

9.2 Project Inventions. Except as provided in Section 9.1, Hospira has granted no license, express or implied, to MediciNova to use the Hospira IP or other patents, know-how, trade secrets, proprietary information or other intellectual property rights that are proprietary to Hospira. With respect to any inventions, Improvements, or Technology developed or conceived by Hospira pursuant to or in connection with this Agreement (“Project IP”), (i) MediciNova is hereby the sole and exclusive owner of [***] (“MNOV Project IP”) and (ii) Hospira shall be the owner of [***] (“Hospira Project IP”). Ownership of all other Project IP shall be determined by U.S. law (“Other Project IP”). Hospira hereby grants to MediciNova a world-wide, royalty-free nonexclusive license to (i) the Hospira Project IP for use with API and (ii) the Other Project IP for any purpose. Hospira shall assign, and does hereby assign, to MediciNova all of its right, title and interest in and to such MNOV Project IP. Hospira agrees to execute such documents and take such actions as MediciNova may from time to time reasonably request to effect the foregoing assignment. However, MediciNova shall grant to Hospira, and does hereby grant to Hospira an exclusive, perpetual, fully paid, worldwide royalty-free license, with the right to sublicense to Affiliates and Third Parties under the MNOV Project IP and the MediciNova IP for the purpose of the manufacture of the Products exclusively for MediciNova, provided all such Affiliates and Third Parties shall be approved by MediciNova in writing.

9.3 MediciNova’s Proprietary Rights. Except as set forth in the final sentence of Section 9.2, MediciNova has granted no license, express or implied, to Hospira to use MediciNova’s IP, proprietary know-how or other proprietary rights. All MediciNova IP transferred to Hospira hereunder and Project IP developed hereunder shall be deemed to be the Confidential Information of MediciNova and subject to the non-use and non-disclosure obligations described in Article 11.

Article 10     TERM AND TERMINATION

10.1 Term. This Agreement shall commence on the Effective Date and, unless earlier terminated as provided below, shall expire at the end of the tenth (10th) Commercialization Year thereafter (the “Initial Term”). Unless otherwise terminated in accordance with this Article 10, this Agreement shall be automatically extended for additional terms of two (2) years each (each, a “Renewal Term”) and may be terminated anytime after the Initial Term by either party providing the other with at least twelve (12) months prior written notice of termination.

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

10.2 Termination of the Project. The parties may terminate the Project upon written agreement, which written agreement shall not be unreasonably withheld for a period of more than [***] from notice, if a party determines in good faith that the development of the Products is not technically feasible despite each party’s commercially reasonable efforts to develop Products for commercial sale. If the Project is terminated, Hospira shall advise MediciNova of Hospira’s actual development costs of the Project incurred prior to such termination. MediciNova shall pay Hospira for all reasonable and documented development costs incurred to the date the termination notice is received or the prorated milestone that is applicable.

10.3 Failure to Obtain Regulatory Approval. Either party may terminate this Agreement by giving to the other party two (2) months’ prior written notice if the Product has not received regulatory approval for commercial sale by [***].

10.4 General Termination Rights. Either party may terminate this Agreement as follows:

(a) immediately by providing written notice upon the bankruptcy or the insolvency of the other party; or

(b) by giving to the other party sixty (60) days’ prior written notice upon the breach of any warranty or any other material provision of this Agreement by the other party if the breach is not cured within sixty (60) days after written notice thereof to the party in default.

10.5 MediciNova Termination. MediciNova may terminate this Agreement by giving Hospira [***] prior written notice if MediciNova decides to cease development or commercialization of Product.

10.6 Hospira Termination. If in any [***] consecutive Commercialization Years MediciNova (i) waives some or all of Hospira’s manufacturing and delivery obligations and pays Hospira for Product instead of taking delivery of some or all the Product constituting its relevant Minimum Purchase Requirement as permitted in Section 6.8 hereof and (ii) the waiver covers Product equal to more than [***] of MediciNova’s total Minimum Purchase Requirement for each of the relevant [***] consecutive Commercialization Years, then Hospira may terminate this Agreement upon [***] prior written notice to MediciNova.

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

10.7 Accrued Payment Obligations. Termination of this Agreement shall not relieve either Party of any liability which has accrued prior to the effective date of such termination, nor prejudice either Party’s right to obtain performance of any obligation provided for in this Agreement, which by its express terms or context survives termination, provided that (i) with respect to a termination pursuant to Section 10.3, MediciNova shall be obligated to purchase all Product ordered pursuant to Firm Purchase Orders, assuming that production of Product will be wound down promptly and ceased as soon as reasonably practicable by Hospira, (ii) with respect to a termination by MediciNova pursuant to Section 10.4, MediciNova shall not be obligated to purchase any further Product, but may it may require Hospira to fill all outstanding Firm Purchase Orders, as well as provide to MediciNova enough Product to meet some or all of its Product Supply Commitment as such commitment exists on the date of termination, (iii) with respect to a termination by Hospira pursuant to Section 10.4, MediciNova shall be required to purchase all outstanding Firm Purchase Orders, (iv) with respect to a termination by MediciNova pursuant to Section 10.5, MediciNova shall be obligated to purchase all Product ordered pursuant to Firm Purchase Orders, assuming that production of Product will be wound down promptly and ceased as soon as reasonably practicable by Hospira and (vi) with respect to a termination by Hospira pursuant to Section 10.6, MediciNova shall be required to purchase all Product ordered pursuant to Firm Purchase Orders, assuming that production of Product will be wound down promptly and ceased as soon as reasonably practicable by Hospira. Upon termination pursuant to this Article 10, unless termination is by MediciNova pursuant to Section 10.4, MediciNova shall reimburse Hospira for Hospira’s cost of all supplies purchased and on hand or on order, if such supplies were ordered by Hospira based on Firm Purchase Orders or MediciNova’s estimates of its requirements of the Products, and such supplies cannot be reasonably used by Hospira for other purposes, provided reimbursement shall not be for more than three (3) months of supplies specific to Products, or otherwise cancelled at no cost by Hospira. Hospira shall invoice MediciNova for all amounts due hereunder. Payment shall be made pursuant to Section 5.9.

10.8 Return of Inventory. In the event of any termination, Hospira shall return any remaining inventory of API and Products to MediciNova at MediciNova’s expense, unless such termination shall have been as a result of a breach of this Agreement by Hospira, in which case such inventory shall be returned at Hospira’s expense.

10.9 Return of Equipment. Upon expiry or termination of this Agreement, Hospira will ship all dedicated equipment purchased by Hospira in accordance with Section 5.6 to a location specified by MediciNova at MediciNova’s cost and expense. In the event MediciNova does not wish to take possession of such dedicated equipment, Hospira will dispose of such equipment.

10.10 Files and Records. Upon the expiration or termination of this Agreement, Hospira shall promptly make available to MediciNova copies of all manufacturing and batch records relating to the Product and shall store the originals or electronic copies of such documents and records according to cGMPs in accordance with Hospira’s internal quality procedures and Applicable Laws.

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

10.11 Survival. Expiration or early termination of this Agreement shall not relieve either party of any obligations that it may have incurred prior to expiration or early termination and all covenants and agreements contained in this Agreement, which by their terms or context are intended to survive, will continue in full force and effect, including without limitation, Sections 5.5(c), 7.3, 7.4, 7.6, 7.7, 8, 9, 10.7-10.11, 11, and 12 (to the extent relevant).

Article 11     CONFIDENTIAL INFORMATION

11.1 Nondisclosure. It is contemplated that in the course of the performance of this Agreement each party may, from time to time, disclose Confidential Information to the other. Hospira agrees that, except as expressly provided herein, it shall not disclose Confidential Information received from MediciNova, and shall not use Confidential Information disclosed to it by MediciNova, for any purpose other than to fulfill Hospira’s obligations hereunder. MediciNova agrees that, except as expressly provided herein, it shall not disclose Confidential Information received from Hospira, and shall not use Confidential Information disclosed to it by Hospira, for any purpose other than to fulfill MediciNova’s obligations hereunder. MediciNova shall have the right to share the terms of this Agreement and this Agreement with its current and potential collaborators, partners, and investors who are obligated to keep its terms confidential.

11.2 Exceptions to Duty of Nondisclosure. Notwithstanding the above, nothing contained in this Agreement shall preclude MediciNova from utilizing Confidential Information as may be necessary in prosecuting patent rights related to Product, obtaining governmental marketing approvals, or complying with other governmental laws and regulations or court orders (provided that the party disclosing such information uses reasonable efforts to seek confidential treatment of such information. The obligations of the parties relating to Confidential Information shall expire ten (10) years after the termination of this Agreement. In addition, if either party, based on the advice of its counsel, determines that this Agreement, or any of the other documents executed in connection herewith, must be filed with the Securities and Exchange Commission (“SEC”), then such party shall have the right to file this Agreement (or such other documents) with the SEC, provided that such party notifies the other party reasonably in advance of such filing and uses commercially reasonable efforts to obtain confidential treatment of the material terms and conditions of this Agreement (consistent with Applicable Law).

11.3 Return of Confidential Information. Upon termination of this Agreement, the receiving party shall, if so requested by the disclosing party, promptly return to the disclosing party the originals and all copies of any Confidential Information (including all extracts, summaries and derivatives thereof) then in the receiving party’s possession or under the receiving party’s control. Notwithstanding the foregoing, the receiving party may retain one (1) copy of such Confidential Information for legal archival purposes, provided that such copy shall be kept confidential after the termination or expiration of this Agreement.

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

11.4 Handling and Reconstruction of and Access to Confidential Information. Each party will maintain the originals or electronic copies of all documents containing disclosing party’s Confidential Information according to its own internal quality procedures, cGMP and Applicable Laws. Accordingly, each party will ensure that such procedures incorporate and maintain appropriate safety and facility procedures, data security procedures and other safeguards against the destruction, loss, or alteration of the disclosing party’s Confidential Information in the possession of the receiving party, including procedures for the recovery and reconstruction of lost Confidential Information. At no time will the receiving party store or hold the disclosing party’s Confidential Information in a form or manner not promptly accessible to the disclosing. Each party agrees that it will not withhold from the other any Confidential Information as a means of resolving a dispute.

11.5 Public Announcements. Neither party shall make any public announcement concerning the transactions contemplated herein, or make any public statement which includes the name of the other party or any of its Affiliates, or otherwise use the name of the other party or any of its Affiliates in any public statement or document without the prior written consent of the other party, except as may be required by law, regulation, including SEC regulation, or judicial order, in which case the party required to make the public announcement or public statement shall use commercially reasonable efforts to obtain the approval of the other party as to form, nature and extent of the public announcement or public statement prior to issuing the same.

11.6 Injunctive Relief. In the event of a breach or threatened breach by a party of any provision of this Article, the other Party shall be authorized and entitled to obtain from any court of competent jurisdiction equitable relief, whether preliminary or permanent, in addition to any other rights or remedies to which such party may be entitled in law or equity.

Article 12     MISCELLANEOUS

12.1 Force Majeure and Failure of Suppliers.

(a) Excusable Delay. Any delay in the performance of any of the duties or obligations of either party hereto (except the payment of money) shall not be considered a breach of this Agreement and the time required for performance shall be extended for a period equal to the period of such delay, provided that such delay has been caused by or is the result of any acts of God, acts of a public enemy or other terrorist acts, insurrections, riots, embargoes, labor disputes, including strikes, lockouts, job actions, boycotts, fires, explosions, floods, shortages of material or energy, or other unforeseeable causes beyond the control and without the fault or negligence of the party so affected. The effected party shall give prompt notice

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

to the other party of such cause and a good faith estimate of the continuing effect of the force majeure condition and duration of the affected party’s nonperformance, and shall take promptly whatever reasonable steps are necessary or appropriate to relieve the effect of such cause(s) as rapidly as possible. Subject to the provisions of Section 12.1(b), if a force majeure prevents Hospira from manufacturing Products ordered by MediciNova hereunder for more than six (6) months, then MediciNova may terminate this Agreement immediately without further obligation to Hospira.

(b) Transfer of Production. If Hospira becomes subject to a force majeure event which prevents or substantially interferes with manufacture of the Products at Hospira’s manufacturing facility, the parties shall mutually agree on implementation of an agreed-upon action plan to transfer production of the Products to another Hospira facility. The parties shall, after the execution of this Agreement and at the request of either party, meet to discuss and define such an action plan.

(c) Failure of Suppliers. The parties understand and agree that MediciNova will approve in advance, which approval shall not be unreasonably withheld, the suppliers chosen by Hospira to supply the excipient and (excepting the components of the ADD-Vantage® Drug Delivery System) the primary container packaging component. MediciNova shall have no liability to Hospira for such suppliers nor shall MediciNova be deemed to be in breach of this Agreement if a supplier is unable to supply excipients and components to Hospira. Hospira shall be fully responsible for the timely and complete performance of all the suppliers it utilizes in connection herewith.

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

12.2 Notices. All notices hereunder shall be delivered as follows: (a) personally; (b) by facsimile and confirmed by first class mail (postage prepaid); (c) by registered or certified mail (postage prepaid); or (d) by overnight courier service, to the following addresses of the respective parties:

If to MediciNova:	With a copy to:

4350 La Jolla Village Drive Suite 950 San Diego, California 92122 Attention: Richard Gammans, Ph.D. Telephone: (858) 622-9750 Facsimile: (858) 373-7000	Blaine Templeman Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza, Suite 2400 New York, New York 10112 Telephone: (212) 332-3854 Facsimile: (212) 332-1204

If to Hospira:	With copy to:

Hospira, Inc. 275 North Field Drive Lake Forest, Illinois 60045 Attn: Vice President & General Manager Contract Manufacturing Facsimile: (224) 212-3210	Hospira, Inc. Attention: General Counsel Building H1; Department NLEG 275 N. Field Drive Lake Forest, Illinois 60045 Fax: (224) 212-2086

Notices shall be effective upon receipt if personally delivered or delivered by facsimile and confirmed by first class mail, on the fifth business day following the date of registered or certified mailing or on the first business day following the date of or delivery to the overnight courier. A party may change its address listed above by written notice to the other party.

12.3 Choice of Law/Venue/Jurisdiction. This Agreement shall be construed, interpreted and governed by the laws of the State of New York, excluding its choice of law provisions. The United Nations Convention on the International Sale of Goods is hereby expressly excluded.

12.4 Collaborations. Notwithstanding anything to the contrary herein, Hospira agrees that MediciNova shall have the right to enter into partnerships, collaborations or alliances with third parties who may engage in joint (with MediciNova) or unilateral development, marketing and promoting of Product (each, a “Collaboration Development Partner”).

12.5 Assignment. Neither party shall assign this Agreement nor any part thereof without the prior written consent of the other party; provided, however: (a) either party may assign this Agreement to one of its wholly-owned subsidiaries or its parent corporation without such consent; (b) either party, without such consent, may assign this Agreement in connection with the transfer, sale or divestiture of substantially all of its business to which this Agreement pertains or in the event of its merger or consolidation with another company; and (c) MediciNova may assign this Agreement to a Collaboration Development Partner. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve any party of its responsibility hereunder.

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

12.6 Entire Agreement. This Agreement, together with the Exhibits referenced and incorporated herein, constitute the entire agreement between the parties concerning the subject matter hereof and supersede all written or oral prior agreements or understandings with respect thereto. The LOI has expired as of the Effective Date.

12.7 Severability. This Agreement is subject to the restrictions, limitations, terms and conditions of all applicable governmental regulations, approvals and clearances. If any term or provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.

12.8 Waiver-Modification of Agreement. No waiver or modification of any of the terms of this Agreement shall be valid unless in writing and signed by authorized representatives of both parties. Failure by either party to enforce any such rights under this Agreement shall not be construed as a waiver of such rights, nor shall a waiver by either party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

12.9 Hospira Insurance. Hospira will procure and maintain, at its own expense, for the duration of the Agreement, and for five (5) years thereafter if written on a claims made or occurrence reported form, the types of insurance specified below with carriers rated A-:VII or better with A. M. Best or like rating agencies:

(a) Workers’ Compensation accordance with applicable statutory requirements and shall provide a waiver of subrogation in favor of MediciNova;

(b) Employer’s Liability with a limit of liability in an amount of not less than [***];

(c) Commercial General Liability including premises operations, products & completed operations, blanket contractual liability, personal injury and advertising injury including fire legal liability for bodily injury and property damage in an amount not less than [***] per occurrence and [***] in the aggregate;

(d) Commercial Automobile Liability for owned, hired and non-owned motor vehicles with a combined single limit in an amount not less than [***] each occurrence;

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(e) Excess Liability including products liability with a combined single limit in an amount of not less than [***] per occurrence and in the aggregate;

(f) Commercial Crime or Fidelity Bond in an amount of not less than [***] per occurrence and in the aggregate.

Hospira shall include MediciNova as additional insured with respect to such policies. Prior to commencement of services, and annually thereafter, Hospira shall furnish to MediciNova certificates of insurance evidencing the insurance coverages stated above and shall require at least thirty (30) days written notice to MediciNova prior to any cancellation, non-renewal or material change in said coverage. In the case of cancellation, non-renewal or material change in said coverage, Hospira shall promptly provide to MediciNova a new certificate of insurance evidencing that the coverage meets the requirements in this Section 12.9. Hospira agrees that its insurance shall act as primary and noncontributory from any other valid and collectible insurance maintained by the other party. Hospira may, at its option, satisfy, in whole or in part, its obligation under this Section 12.9 through its self-insurance program, provided that Hospira has the financial wherewithal to support such self insurance.

12.10 MediciNova Insurance. MediciNova will procure and maintain, at its own expense, for the duration of the Agreement, and for five (5) years thereafter if written on a claim made or occurrence reported form, the types of insurance specified below with carriers rated A- VII or better with A. M. Best or like rating agencies:

(a) Workers’ Compensation accordance with applicable statutory requirements and shall provide a waiver of subrogation in favor of Hospira;

(b) Employer’s Liability with a limit of liability in an amount of not less than [***];

(c) Commercial General Liability including premises operations, product liability, products & completed operations, personal injury and advertising injury including fire legal liability for bodily injury and property damage: (i) during the Product development stage, in an amount not less than [***] per occurrence and not less than [***] in the aggregate; and (ii) during commercialization of the Products in the Territory, in an amount not less than [***] per occurrence and not less than [***] in the aggregate;

(d) Commercial Automobile Liability for owned, hired and non-owned motor vehicles with a combined single limit in an amount not less than [***] each occurrence;

(e) Commercial Crime or Fidelity Bond in an amount of not less than [***] per occurrence and in the aggregate including an endorsement for third party liability without the requirement of a conviction.

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(f) Property in Transit insurance in an amount not less than [***].

Hospira shall be an additional insured with respect to such policies. Prior to commencement of services, and annually thereafter, MediciNova shall furnish Hospira certificates of insurance evidencing the insurance coverages stated above and shall require at least thirty (30) days written notice to Hospira prior to any cancellation, non-renewal or material change in said coverage. In the case of cancellation, non-renewal or material change in said coverage, MediciNova shall promptly provide to Hospira a new certificate of insurance evidencing that the coverage meets the requirements in this Section 12.10. MediciNova agrees that its insurance shall act as primary and noncontributory from any other valid and collectible insurance maintained by the other party. MediciNova may, at its option, satisfy, in whole or in part, its obligation under this Section 12.10 through its self-insurance program, provided that MediciNova has the financial wherewithal to support such self insurance.

12.11 Exhibits. All Exhibits referred to herein are hereby incorporated by reference.

12.12 Further Actions. The Parties shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments, and to do and cause to be done such further acts, that may be necessary to carry out the provisions and purposes of this Agreement, notwithstanding any expiration or termination of this Agreement.

12.13 Subcontracting. Hospira shall not assign, subcontract or delegate any of its rights or obligations under this Agreement without the express prior written authorization of MediciNova. Hospira shall cause any such authorized subcontractor to be subject by contract to the same restrictions, exceptions, obligations, reports, termination provisions and other provisions contained in this Agreement as are applicable to Hospira. Hospira shall remain primarily obligated for all acts and omissions of any of its subcontractors as if Hospira had performed the subcontracted obligations itself, and shall guarantee the performance of the same.

12.14 Successors; Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and each of their respective successors and permitted assigns.

12.15 Independent Contractor. This Agreement shall not be deemed to create any partnership, joint venture, or agency relationship between the Parties. Each Party shall act hereunder as an independent contractor, and its agents and employees shall have no right or authority under this Agreement to assume or create any obligation on behalf of, or in the name of, the other Party. All persons employed by a Party shall be employees of such Party and not of the other Party, and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

12.16 Counterparts. This Agreement may be executed by original or facsimile signature in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.17 Headings. The headings used in this Agreement are for convenience only and are not a part of this Agreement.

IN WITNESS WHEREOF, the parties intending to be bound by the terms and conditions hereof have caused this Agreement to be signed by their duly authorized representatives as of the date first above written.

HOSPIRA WORLDWIDE, INC.		MEDICINOVA, INC.

By:	/s/ Anthony N. Cacich	By:	/s/ Richard E. Gammons
Name:	Anthony N. Cacich	Name:	Richard E. Gammons
Title:	Vice President & General Manager,	Title:	Chief Development Officer
Contract Manufacturing

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 1.2

API Specifications

[***]

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 1.19

Product Specifications

[***]

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 2.1

Development Fees Structure

[***]

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 3.1

Payment Schedule

[***]

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 3.2

FTE Rates

Hospira shall use the following FTE Rates in calculating additional costs for Change Orders and/or additional work:

[***]

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 5.8

Product Prices

[***]

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 7.1

Product Test Methods

The parties will adopt and implement appropriate Product testing and release methods in accordance with the Quality Agreement to be attached to this Agreement as Exhibit 7.2. Upon adoption and implementation, such testing and release methods will be appended to this Exhibit 7.1 and will be made an integral part of this Agreement.

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 7.2

Form of Quality Agreement

[***]

Certain information in this exhibit, marked by brackets and asterisks [***], has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.